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Online

Go to **www.investorvote.com/PGNY** or scan the QR code – login details are located in the shaded bar below.

Stockholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Progyny, Inc. Annual Stockholders Meeting to be Held on May 21, 2026.

Under Securities and Exchange Commission rules, you are receiving this notice that the 2025 Annual Report and Proxy Statement are available on the Internet at www.edocumentview/PGNY. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting:

www.investorvote.com/PGNY

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/PGNY.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 11, 2026 to facilitate timely delivery.

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Stockholder Meeting Notice

Progyny's Annual Meeting of Stockholders will be held on May 21, 2026 at 3:00 p.m. ET. The company will be hosting the Annual Meeting via live webcast at https://edge.media-server.com/mmc/p/f2897z9j.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1:

1. Election of Directors:
   01 - Lloyd Dean
   02 - Kevin Gordon
   03 - Cheryl Scott

The Board of Directors recommends a vote FOR Proposal 2:

2. Ratification of the selection of Ernst & Young LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2026

The Board of Directors recommends a vote FOR Proposal 3:

3. Approval, on an advisory (non-binding) basis, of the compensation of the company's named executive officers

The Board of Directors recommends a vote FOR Proposal 4:

4. Approval of the amendment to the company's certificate of incorporation to eliminate certain supermajority voting requirements

The Board of Directors recommends a vote FOR Proposal 5:

5. Approval of the amendment to the company's certificate of incorporation to eliminate the default supermajority voting requirement concerning certain business combinations

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/PGNY.**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Progyny Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 11, 2026.